HIGH TECHNOLOGY & PATENT LISTING AGREEMENT

This Agreement is made and effective as of May 11, 2005 (EFFECTIVE DATE) by and between U.S. BioDefense, a Utah Corporation, having an office at 13674 Valley Blvd., Ste. 280, City of Industry, CA 91746 USA (UBDE) and Diamond I, Inc., a (Corporation), having offices at 5555 Hilton Ave., Suite 207, Baton Rouge, LA 70808 (LICENSOR).

WHEREAS, LICENSOR is the owner of LICENSOR PATENTS, (hereinafter defined);

WHEREAS, UBDE has developed an Internet high technology exchange having a website known as T2X.us (WEBSITE); and

WHEREAS, LICENSOR desires to list LICENSOR PATENTS or HIGH TECHNOLOGY INVENTIONS for license or sublicense on the T2X WEBSITE;

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter recited, the parties hereto agree as follows:

1.0	Definitions

1.1	"LICENSOR PATENTS" as used herein shall mean the patents listed on Exhibit A attached hereto.

1.2	"EXCLUDED PARTIES" as used herein shall mean the individuals or entities identified on Exhibit

B attached hereto.

1.3 "LISTING PERIOD" as used herein shall mean the period of time commencing on the EFFECTIVE DATE and terminating six (6) months thereafter. The LISTING PERIOD shall automatically be extended for successive six (6) month periods unless terminated in writing by LICENSOR or UBDE at least thirty (30) days before the expiration of each period.

1.4 "ASKING PRICE" as used herein shall mean the consideration specified in Exhibit C attached hereto which LICENSOR would be willing to accept for the sale of LICENSOR PATENTS to a third party buyer.

2.0	Agency

2.1	LICENSOR hereby authorizes UBDE to act as a non-exclusive agent during the LISTING PERIOD to find a buyer or buyers for LICENSOR PATENTS, including, without limitation, listing LICENSOR PATENTS on the WEBSITE for sale at the ASKING PRICE and directly contacting prospective buyers of LICENSOR PATENTS to facilitate sales negotiations.

2.2 UBDE hereby accepts appointment as LICENSOR’s non-exclusive agent and agrees to list LICENSOR PATENTS on the T2X WEBSITE during the LISTING PERIOD as provided for in paragraph 2.1 above.

3.0	Commissions

3.1	As consideration for licensing or sublicensing LICENSOR PATENTS on the T2X WEBSITE as provided for in paragraph 2.2 above, LICENSOR agrees to pay UBDE a commission of ten percent (10%) of the selling price of any LICENSOR PATENTS sold by LICENSOR during the LISTING PERIOD. LICENSOR further agrees to pay UBDE a commission of ten percent (10%) of the selling price of any LICENSOR PATENTS sold within one (1) year after termination of the LISTING PERIOD, to any party:

(a) with whom UBDE conducted discussions or correspondence or otherwise contacted regarding LICENSOR PATENTS, or

(b) who was first brought to the attention of LICENSOR as a prospective buyer of LICENSOR PATENTS directly or indirectly by UBDE, or

(c) who became aware that LICENSOR PATENTS were available for sale directly or indirectly as a result of the efforts of UBDE.

3.2 Notwithstanding anything to the contrary in this Agreement, no commissions shall be due UBDE for the sale of LICENSOR PATENTS to EXCLUDED PARTIES.

3.3 The "selling price" utilized in determining the amount of commissions due UBDE under Paragraph 3.1 above for the sale of any LICENSOR PATENTS shall be the amount of money paid to LICENSOR as consideration for the sale of LICENSOR PATENTS under a patent purchase agreement. In the event payments under a patent purchase agreement are paid to LICENSOR on a periodic basis, the commissions payable to UBDE shall be determined utilizing the appropriate commission rate applied to the amount of each such periodic payment. In the event the patent purchaser is required to make interest payments in addition to such periodic payments, commissions shall also be payable to UBDE on such interest payments at the applicable commission rate. In the event LICENSOR shall receive value for the sale of patents other than in the form of money, commissions payable to UBDE which are attributable to such other form of compensation shall be determined utilizing the fair market value of such other form of compensation received by LICENSOR.

3.4 The commissions provided for in Paragraph 3.1 above, shall be paid by LICENSOR to UBDE within thirty (30) days after receipt by LICENSOR of the payments on which the respective commissions are based.

3.5 For purposes of this Agreement, LICENSOR PATENTS will be deemed to have been sold or purchased when LICENSOR enters into an agreement with a third party which provides for assignment of title to any of the LICENSOR PATENTS to a third party, or which provides for the transfer by assignment, license, or otherwise, of all or substantially all of the rights or interest of LICENSOR in any LICENSOR PATENTS to a third party.

4.0	LICENSOR Warranties and Representations

4.1	LICENSOR represents and warrants that, to the best of LICENSOR’S knowledge, LICENSOR has fully, exclusively, and legally obtained all right title and interest in and to each of the LICENSOR PATENTS including the right to sue for past infringement, and that each of the LICENSOR PATENTS is in full force and effect.

4.2 LICENSOR further represents and warrants that LICENSOR has the right to sell and assign such right, title, and interest in and to the LICENSOR PATENTS, and that LICENSOR has not granted any third parties any rights under the LICENSOR PATENTS by way of assignment, license, employment agreement or otherwise.

4.3 LICENSOR further represents and warrants that, to the best of LICENSOR’s knowledge, each of LICENSOR PATENTS is valid and enforceable.

5.0	Indemnity

5.1	LICENSOR shall defend, indemnify and hold UBDE and its members harmless (including court costs,

attorneys’fees and expenses) for (i) any claims related to LICENSOR’S sale or offer to sell LICENSOR PATENTS; (ii) all claims relating to the LICENSOR PATENTS themselves, including, without limitation, claims relating to title or the validity, enforceability, or infringement of the LICENSOR PATENTS.

6.0	Warranty And Liability Disclaimer

6.1	UBDE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES

PROVIDED BY UBDE UNDER THIS AGREEMENT OR UBDE’S ABILITY TO OFFER OR FULFILL THE SERVICES, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, UBDE WILL NOT BE LIABLE TO LICENSOR WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

7.0	Miscellaneous

7.1	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and assigns.

7.2 Any notice provided for in or concerning this Agreement shall be in writing and shall be deemed to have been given when sent by facsimile transmission and confirmed by mail, postage paid, or when sent by certified or registered mail, postage paid, to the respective parties hereto as follows:

If to LICENSOR:	Name:David Loflin
Title:CEO
Address:5555 Hilton Ave., Suite 207
Baton Rouge, LA 70808

If to UBDE:	David Chin
U.S. BioDefense
13674 Valley
Blvd. Suite 280
City of Industry, CA
91746 USA

Fax: (626) 961-8179

Either party may change the above designated recipients and addresses for such notice by providing the appropriate information in writing to the other party.

7.3 The waiving in any particular instance or series of instances by either party of any right or requirement granted or permitted under this Agreement shall not be construed as a precedent or as a waiver of that right or requirement in general.

7.4 While some of the members and associated consultants of UBDE are attorneys, no legal services will be rendered by them or by UBDE as part of this Agreement. Any party concerned about a legal matter or issue, or the legal effect of any document, including, without limitation, this Listing Agreement or any purchase agreement or assignment, will consult independent legal counsel for advice or opinions on which they may rely.

7.5 This Agreement and the legal relations governed herein shall be interpreted and construed in accordance with the laws of the State of California. The parties submit to the exclusive venue and personal jurisdiction of the State and Federal courts of California for all disputes arising out of this Agreement.

7.6 If any provision of this Agreement is held by an arbitrator or a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be executed.

Company:Diamond I, Inc.

Address: 5555 Hilton Ave, Suite 207, Baton Rouge, LA 70808

(LICENSOR)	U.S. BioDefense
(UBDE)

By: ____________________________	By: ___________________________
Name:David Loflin	David Chin
Title:CEO	CEO

Date: __________________________	Date: _________________________

EXHIBIT A :

LICENSOR PATENTS

Country

Patent No

Issue Date

Title

EXHIBIT B :

EXCLUDED PARTIES There are no EXCLUDED PARTIES for purposes of this

Agreement.

EXHIBIT C : ASKING PRICE

A total up front payment of
__________________
($ ) U.S. Dollars.
_____________________
to be granted back a nonexclusive license under the patents, without the right to grant sublicenses, to make, use, sell, import and export the patented inventions.